UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 23, 2010

Martek Biosciences Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22354	52-1399362
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6480 Dobbin Road, Columbia, Maryland		21045
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-740-0081

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 23, 2010, Martek Biosciences Corporation ("Martek") entered into an agreement to sell a significant portion of the assets at its Winchester, Kentucky, manufacturing site to Alltech, Inc., an animal health company headquartered in Nicholasville, Kentucky ("Alltech"). The assets to be sold include a majority of the land and buildings at the Winchester site as well as certain equipment therein, including all of the production-scale fermentation and recovery equipment. The sale is consistent with Martek’s previously announced plans to restructure its Winchester, Kentucky, manufacturing facilities in an effort to streamline operations, improve capacity utilization, and reduce manufacturing costs and operating expenses.

Under the terms of the sale agreement, Alltech will pay Martek a total of approximately $14 million over the next four calendar years for the assets to be acquired. The transaction is expected to close by November 30, 2010, subject to customary closing conditions. Martek now expects to incur a non-cash asset impairment charge related to the Winchester site restructuring in the fourth quarter of fiscal 2010 that is currently projected to be approximately $28-32 million.

This Current Report on Form 8-K contains forward-looking statements concerning, among other things, the closing of the asset sale and management’s current expectations regarding charges to be recorded in the fourth quarter of fiscal 2010 associated with the proposed sale of a significant portion of the assets of Martek at its Winchester, Kentucky, manufacturing site. The forward-looking statements noted above are based upon numerous assumptions which Martek cannot control and involve risks and uncertainties that could cause actual results to differ. These statements should be understood in light of the risk factors and cautionary statements set forth herein and in Martek’s filings with the Securities and Exchange Commission, including, but not limited to, Part I, Item 1A of the Company’s Form 10-K for the fiscal year ended October 31, 2009 and other filed reports on Form 10-K, Form 10-Q and Form 8-K.

Item 2.06 Material Impairments.

The description in "Item 2.05. Costs Associated with Exit or Disposal Activities" of this Current Report on Form 8-K related to the proposed sale of a significant portion of our assets at our Winchester, Kentucky, manufacturing site is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Martek Biosciences Corporation

September 28, 2010	By:	/s/ Peter L. Buzy

Name: Peter L. Buzy
Title: Chief Financial Officer, Treasurer and Executive Vice President for Finance and Administration